OCEANSTONE FUND

DECLARATION OF TRUST

This DECLARATION OF TRUST of OCEANSTONE FUND is made on this Twenty Sixth day of June, 2006 by James J. Wang (together with all other persons from time to time duly elected, qualified and serving as Trustees in accordance with the provisions of Article II hereof, the "Trustees").

WHEREAS, the Trustee desires to form a business trust under the

Delaware Business Trust Act for the investment and reinvestment of its assets;

NOW, THEREFORE, the Trustee hereby declares that all money and property contributed to the Trust shall be held and managed in trust pursuant to the following terms and conditions of this Declaration of Trust.

ARTICLE I

THE TRUST

Section 1. Name. The name of the Trust created hereby (the "Trust") shall be "Oceanstone Fund". However, should the Trustees determine that the use of this name for the Trust is not advisable, they may select such other name for the Trust as they deem proper. Any such change of name shall not require the approval of the Shareholders of the Trust, but shall have the status of an amendment to this Declaration.

Section 2. Trust Purpose. The purpose of the Trust is to conduct, operate and carry on the business of an open-end investment management company registered under the 1940 Act and organized under the Delaware Business Trust Act.

Section 3. Definitions. As used in this Declaration, the following terms shall have the following meanings:

(a) "1940 Act" shall mean the Investment Company Act of 1940, as amended from time to time.

(b) "Affiliated Person", "Assignment", "Interested Person" and "Principal Underwriter" shall have the meanings given them in the 1940 Act. "Majority Shareholder Vote" shall have the same meaning as the term "vote of a majority of the outstanding voting securities" is given in the 1940 Act.

(c) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time.

(d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e) "Commission" shall mean the Securities and Exchange Commission.

(f) "DBTA" (the Delaware Business Trust Act) shall mean Chapter 38 of Title 12 of the Delaware Code entitled "Treatment of Delaware Business Trusts," as amended from time to time.

 (g) "Declaration" shall mean this Declaration of Trust, as amended from time to time. References in this Declaration to "Declaration", "hereof",

"herein", and "hereunder" shall be deemed to refer to the Declaration rather than the article or section in which such words appear. This Declaration shall, together with the By-Laws, constitute the governing instrument of the Trust under the DBTA.

(h) "His" shall include the feminine and neuter, as well as the masculine, genders.

(i) "Net Asset Value" shall mean the net asset value of each Series or each Class of a Series of the Trust, determined as provided in Section 4 of Article V hereof.

 (j) "Person" shall mean and include an individual, corporation, partnership, trust, association, joint venture and other entity, whether or not a legal entity, and a government and agencies and political subdivisions thereof.

(k) "Registration Statement" as of any particular time shall mean the

Registration Statement of the Trust which is effective at such time under the

1940 Act.

 (l) "Series" or "Class" shall mean a separate Series or Class of Shares of the Trust established in accordance with the provisions of Article III hereof.

(m) "Shares" shall mean the equal proportionate transferable units of interest into which the beneficial interest of the Trust or each Series of the Trust is divided from time to time (including whole Shares and fractions of Shares).  "Outstanding Shares" means Shares shown in the books of the Trust or its transfer agent as then issued and outstanding, but does not include Shares which have been repurchased or redeemed by the Trust and which are held in the treasury of the Trust.

 (n)  "Shareholder" shall mean a record owner of the Outstanding Shares of the Trust.

(o) "Trust" shall mean Oceanstone Fund established hereby, and reference to the Trust, when applicable to one or more Series, refers to that Series.

(p) "Trust Property" shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the Trust or any Series or the Trustees on behalf of the Trust or any Series.

(q) "Trustees" shall mean such persons who are indemnified as trustees of the Trust on the signature page of this Declaration, so long as they shall continue in office in accordance with the terms of this Declaration of Trust, and all other persons who may from time to time be duly qualified and serving as trustees in accordance with the provisions of this Declaration of Trust and are then in office, in their capacity as trustees hereunder.

ARTICLE II

THE TRUSTEES

Section 1. Management of the Trust. The business and affairs of the

Trust shall be managed by or under the direction of the Trustees, and they shall have all powers necessary or desirable to carry out that responsibility.  The Trustees may execute all instruments and take all action they deem necessary or desirable to promote the interests of the Trust. Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

Section 2. Powers. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall have full authority and power to make any and all investments, which they, in their sole discretion, shall deem proper to accomplish the purpose of the Trust. The trustees may exercise all of their powers without recourse to any court or other authority. Subject to any applicable limitation herein or in the By-Laws of the Trust, the Trustees shall have power and authority:

(a) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations.

(b) To invest in, hold for investment, or reinvest in, cash, money market instruments, equity securities, debt securities including government securities, or any other security, property or instrument which the Trustees, in their sole discretion, deem as proper investment for the Trust or a particular Series.

(c) To exercise all rights, powers and privileges of ownership or interest in all securities and repurchase agreements included in the Trust Property, including the right to vote and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities and repurchase agreements.

(d) To borrow money or other property in the name of the Trust exclusively for Trust purposes and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; and to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person; and to lend Trust Property.

(e) To adopt By-Laws not inconsistent with this Declaration providing for the conduct of the business of the Trust and to amend and repeal them to the extent such right is not reserved to the Shareholders.

(f) To elect and remove such officers and appoint and terminate such agents as they deem appropriate.

(g) To employ as custodian of any assets of the Trust, subject to any provisions herein or in the By-Laws, one or more banks, trust companies or companies that are members of a national securities exchange, or other entities permitted by the Commission to serve as such.

(h) To retain one or more transfer agents and shareholder servicing agents, or both.

(i) To provide for the distribution of the Shares either through a Principal Underwriter as provided herein or by the Trust itself, or both, or pursuant to a distribution plan of any kind.

(j) To set record dates in the manner provided for herein or in the By-Laws.

(k) To delegate such authority as they consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment adviser, custodian or underwriter.

(l) To hold any security or property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form, or (ii) either in the Trust's or Trustees' own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of business trusts or investment companies.

(m) To establish separate and distinct Series (and Classes), with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article III hereof and to establish Classes of such Series having relative rights, powers and duties as they may provide consistent with applicable laws.

(n) To interpret the investment policies, practices or limitations of any Series or Class.

(o) To the full extent permitted by Section 3804 of the DBTA, to allocate assets, liabilities and expenses of the Trust to a particular Series and assets, liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article III hereof.

(p) To consent to or participate in any plan for the reorganization,  consolidation or merger of any corporation or concern whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Trust.

(q) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes.

(r) To make distributions of income, capital gains, returns of capital (if any) and redemption proceeds to Shareholders in the manner hereinafter provided for.

(s) To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding, pending or threatened.

(t) To issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, exchange, and otherwise deal in Shares and, subject to the provisions set forth in Article II and Article III hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or a particular Series.

(u) To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers.

(v) To sell or exchange any or all of the assets of the Trust or terminate and liquidate any Series of the Trust, subject to the provisions set forth in Article VIII hereof.

(w) To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and, subject to applicable laws and any restrictions set forth in the By-Laws, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, Principal Underwriters, or independent contractors of the Trust, individually, against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, Principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

(x) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

(y) To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Series or Class, and to require the redemption of the Shares of any Shareholder whose investment is less than such minimum upon giving notice to such Shareholder.

The clauses above shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity.

No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order. In construing this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

Section 3. Initial Trustee; Election and Number of Trustees. The initial Trustee shall be the person initially signing this Declaration. The number of Trustees (other than the initial Trustee) shall be fixed from time to time by a majority of the Trustees, provided that there shall be at least one (1) Trustee and no more than fifteen (15). The Shareholders shall elect the Trustees (other than the initial Trustee) on such dates as the Trustees may fix from time to time.

Section 4. Term of Office of Trustees.  Each Trustee shall hold office for life or until his successor is elected or the Trust terminates, except that

(a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein; (b) any Trustee may be removed with or without cause at any time by a written instrument signed by at least a majority of the then Trustees, specifying the effective date of removal; (c) any Trustee who requests to be retired, or who is declared bankrupt or has become physically  or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement; and (d) any Trustee may be removed at any meeting of the Shareholders by a vote of at least two-thirds of the Outstanding Shares.

Section 5. Vacancies; Appointment of Trustees. Whenever a vacancy shall exist in the Board of Trustees, regardless of the reason for such vacancy, the remaining Trustees shall appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act. Such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has accepted his appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Article II hereof, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. The death, declination to serve, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Section  6.  Temporary Vacancy or Absence. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, or while any Trustee is absent from his domicile (unless that Trustee has made arrangements to be informed about, and to participate in, the affairs of the Trust during such absence), or is physically or mentally incapacitated, the remaining Trustees shall have all the powers hereunder and their certificate as to such vacancy, absence, or incapacity shall be conclusive. Any Trustee may, by power of attorney, delegate his powers as Trustee for a period not exceeding six (6) months at any one time to any other Trustee or Trustees.

Section 7. Chairman.  The Trustees shall appoint one of their number to be Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees and shall be responsible for the execution of policies established by the Trustees and the administration of the Trust.

Section 8. Action by the Trustees. The Trustees shall act by majority vote at a meeting duly called at which a quorum is present, including a meeting held by conference telephone, teleconference or other electronic media or communication equipment by means of which all persons participating in the meeting can communicate with each other, or by written consent of a majority of Trustees (or such greater number as may be required by applicable laws) without a meeting. A majority of the Trustees shall constitute a quorum at any meeting. Meetings of the Trustees may be called orally or in writing by a Trustee or by an officer of the Trust. Notice of the time, date and place of all Trustees' meetings shall be given to each Trustee as set forth in the By-Laws, provided that no notice is required if the Trustees provide for regular or stated meetings. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. The Trustees by majority vote may delegate to any Trustee or Trustees or committee authority to approve particular matters or take particular actions on behalf of the Trust. Any written consent or waiver may be provided and delivered to the Trust by facsimile or other similar electronic mechanism.

Section 9.  Ownership of Trust Property. Legal title in and beneficial ownership of all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees may cause legal title in and beneficial ownership of any Trust Property to be held by, or in the name of one or more of the Trustees acting for and on behalf of the Trust, or in the name of any person as nominee acting for and on behalf of the Trust. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any Series or Class or any right of partition or possession thereof, but each Shareholder shall have, as provided in Article III hereof, a proportionate undivided beneficial interest in the Trust or Series or Class thereof represented by Shares. The Shares shall be personal property giving only the rights specifically set forth in this Trust Declaration. The Trust, or one or more of the Trustees or a nominee acting for and on behalf of the Trust, shall be deemed to hold legal title and beneficial ownership of any income earned on securities of the Trust issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

Section 10.  Effect of Trustees Not Serving. The death, resignation, retirement, removal, incapacity or inability or refusal to serve of the

Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration.

Section 11. Trustees, etc. as Shareholders. Subject to any restrictions in the By-Laws, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Shares to the same extent as any other Shareholder. The Trustees may issue and sell Shares to and buy Shares from any such person or any firm or company in which such person is a Interested Person, subject only to any general limitations herein.

Section 12. Series Trustees.  In connection with the establishment of one or more Series or Classes, the Trustees establishing such Series or Class may appoint, to the extent permitted by the DBTA, separate Trustees with respect to such Series or Classes (the "Series Trustees"). Series Trustees may, but are not required to, serve as Trustees of the Trust or any other Series or Class of the Trust. The Series Trustees shall have, to the exclusion of any other Trustee of the Trust, all the powers and authorities of Trustees hereunder with respect to such Series or Class, but shall have no power or authority with respect to any other Series or Class. Any provision of this Declaration relating to election of Trustees by Shareholders shall entitle only the Shareholders of a Series or Class to vote with respect to the election of Series Trustees for such Series or Class, and the Shareholders of any other Series or Class shall not be entitled to participate in such vote. In the event that Series Trustees are appointed, the Trustees initially appointing such Series Trustees shall, without the approval of any Outstanding Shares, amend either this Declaration or the By-Laws to provide for the respective responsibilities of the Trustees and the Series Trustees in circumstances where an action of the Trustees or Series Trustees affects all Series of the Trust or two or more Series represented by different Trustees.

ARTICLE III

SHARES, SERIES, AND CLASSES

Section 1. Shares. The beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct Series or Classes of a Series as the Trustees shall from time to time create and establish. The number of Shares of each Series, and Class thereof, authorized hereunder is unlimited. Each Share shall have no par value. All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.

Section 2. Issuance of Shares. The Trustees in their discretion may, from time to time, without vote of the Shareholders, issue Shares to such party or parties and for such amount and type of consideration, subject to applicable laws, including cash or securities (including Shares of a different Series), at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets, including the acquisitions of assets subject to, and in connection with, the assumption of liabilities. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares of any Series or Class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust.

Section 3. Register of Shares and Share Certificates. A register shall be kept at the principal office of the Trust or an office of the Trust's transfer agent which shall contain the names and addresses of the Shareholders of the Trust or of each Series or Class, the number of Shares held by them respectively and a record of all transfers thereof. As to Shares for which no certificate has been issued, such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or other distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or other distribution, nor to have notice given to him as herein or in the By-Laws provided, until he has given his address to the transfer agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. The Trustees, in their sole discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use. In the event that Share certificates are issued, whether in the name of Shareholders or nominees, such certificates shall constitute evidence of ownership of Shares for all purposes, including transfer, assignment or sale of such Shares, subject to such limitations as the Trustees may, in their discretion, prescribe.

Section 4. Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Trust's transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Section 5. Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trust or the Trustees, and the Shareholders shall have no right or title therein other than the beneficial interest conferred by their Shares and they shall have no right to call for any partition or division of any property, profits or rights of the Trust. The Shares shall be personal property giving only the rights specifically set forth in this Declaration.

Section 6. Establishment of Series and Classes. The Trust created hereby shall consist of one or more Series and, within each Series, one or more Classes of Shares. All references herein to Series shall be deemed to apply to Classes as appropriate if more than one Class is established for any Series. Separate and distinct records shall be maintained by the Trust for each Series and the assets associated with any such Series shall be held and accounted for separately from the assets of any other Series. The Trustees, in their sole discretion, shall have full power and authority to establish and designate and to change in any manner any such Series of Shares or any Classes of initial or additional Series and to fix such preferences, voting powers, rights and privileges of such Series or Classes thereof as the Trustees may from time to time determine, to divide or combine the Shares or any Series or Classes thereof into a greater or lesser number, to classify or reclassify any Series or Classes of Shares thereof into one or more Series or Classes of Shares, and to take such other action with respect to the Shares as the Trustees may deem desirable. The establishment and designation of any Series shall be effective upon the adoption of a resolution by the Trustees setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series. A Series may issue any number of Shares and need not issue Shares. The following provisions shall be applicable to such Series and any further Series that may from time to time be established and designated by the Trustees:

(a) All consideration received by the Trust for the issue or sale of Shares of a particular Series together with all Trust Property in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series. In the event that there is any Trust Property, or any income, earnings, profits, proceeds, funds, or payments which are not readily identifiable as belonging to any particular Series, the Trustees shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of the Series for all purposes.

(b) The Trust Property belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of the Series for all purposes. Without limitation of the foregoing provisions of this Section, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of any other Series. Notice of this limitation on inter-series liabilities may, in the Trustees sole discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the DBTA, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the DBTA relating to limitations on inter-series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Every note, bond, contract or other undertaking issued by or on behalf of a particular Series shall include a recitation limiting the obligation represented thereby to that Series and its assets.

 (c) Notwithstanding any other provision hereof, if two or more Series have been established and designated for the Trust, then on any matter submitted to a vote of Shareholders in the Trust, all Shares then entitled to vote shall be voted by individual Series, except that (1) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series, and (2) when the Trustees have determined that the matter affects only the interests of Shareholders in a limited number of Series, then only the Shareholders in such Series shall be entitled to vote thereon. Except as otherwise provided in Article III hereof, the Trustees shall have the power to determine the designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each Series. A Shareholder in a particular Series of the Trust shall not be entitled to participate in a derivative or class action lawsuit on behalf of any other Series or the Shareholders in any other Series of the Trust.

 (d) The establishment and designation of any Series other than those set forth above shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that Series and its establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

(e) If two or more Series have been established and designated for the Trust, then Section 1 of Article VIII hereof shall apply also with respect to each such Series as if such Series were a separate trust.

(f) Subject to compliance with the requirements of the 1940 Act, the

Trustees shall have the authority to provide that Shareholders of any Series shall have the right to convert their Shares into Shares of one or more other Series in accordance with such requirements and procedures as may be established by the Trustees.

Section 7. No Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares, whether of the same or other Series.

Section 8. Personal Liability of Shareholders. Each Shareholder of the Trust or a Series shall not be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or the Series. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or a Series shall include a recitation limiting the obligation represented thereby to the Trust or the Series and its assets, but the omission of such a recitation shall not operate to bind any Shareholder of the Trust or a Series.

Section 9. Assent to Declaration. Every Shareholder, by virtue of having become a Shareholder in accordance with the terms of this Declaration, shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto.

ARTICLE IV

CONTRACTS WITH SERVICE PROVIDERS

Section 1. Underwriting Contract. The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive distribution contract or contracts providing for the sale of the Shares whereby the Trustees may either agree to sell the Shares to the other party to the contract or appoint such other party as their sales agent for the Shares, on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Declaration or the By-Laws. Such contract may also provide for the repurchase of the Shares by such other party as agent of the Trustees.

Section 2. Investment Advisory Contract. The Trustees may in their discretion from time to time enter into one or more investment advisory contracts, whereby the other party or parties to any such contracts shall undertake to furnish the Trust management, investment advisory, administration, accounting, legal, marketing, and such other services, if any, as the Trustees shall from time to time consider desirable, on such terms and conditions as the Trustees may in their discretion determine. Pursuant to such contracts, Trustees may authorize the Investment Advisers under such contracts (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans, or exchanges of portfolio securities and other investments of the Trust on behalf of the Trustees, or may authorize any officer, employee, or Trustee of the Trust to effect such purchases, sales, loans, or exchanges following the recommendations of such Investment Advisers. Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

Section 3. Administration Contract. The Trustees may in their discretion from time to time enter into one or more administration contracts, whereby the other party or parties to such contracts shall undertake to manage the business affairs of the Trust, including ordinary clerical, bookkeeping, recordkeeping, and any other services. The contract shall have such terms and conditions as the Trustees may in their discretion determine.

Section 4. Transfer Agent. The Trustees may in their discretion from time to time enter into one or more transfer agency and shareholder service contracts, whereby the other party to such contracts shall undertake to furnish transfer agency and shareholder services to the Trust. The contract shall have such terms and conditions as the Trustees may in their discretion determine.

Section 5. Custodian. The Trustees may in their discretion from time to time appoint or otherwise engage one or more banks or trust companies, each having aggregate capital, surplus and undivided profits (as shown in its last published report) of at least two million dollars ($2,000,000), or any other entities satisfying the requirements of the 1940 Act, to serve as the custodian of the Trust with authority as its agent. The Trustees may also authorize the custodian to employ one or more sub-custodians, including foreign banks and securities depositories which meet the requirements of applicable provisions of the 1940 Act, to hold securities and other assets of the Trust and to perform the acts and services of the custodian, subject to applicable provisions of laws and resolutions adopted by the Trustees.

Subject to the 1940 Act, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a central certificate system for the central handling of securities established by a national securities exchange or a national securities association, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodian, sub-custodian or other agents.

Section 6. Parties to Contract. Any contract of the character described in Article IV hereof or in the By-Laws of the Trust may be entered into with any Person, although one or more of the Trustees or officers of the Trust or any Shareholder may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of such contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of Article IV hereof or the By-Laws. Any Trustee or officer of the Trust or any Shareholder may be the other party to contracts entered into pursuant to Article IV hereof or the By-Laws of the Trust, and any Trustee or officer of the Trust or any Shareholder may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in Article IV hereof.

ARTICLE V

PURCHASES, REDEMPTIONS AND DISTRIBUTIONS

Section 1. Purchases. The Trustees may in their discretion permit the purchase of Shares by such party or parties (or increase in the Shares of a Shareholder) and for such type of consideration, including, without limitation, cash or property, at such times and on such terms as the Trustees may deem best. The Trustees may, in their sole discretion, (a) fix the Net Asset Value per Share of the initial capital contribution, (b) impose sales or other charges upon investments in the Trust, (c) reject in whole or in part orders for the purchase of Shares of the Trust, or (d) require such orders to be in such minimum amounts as they shall determine.

Section 2. Redemption by Shareholders. Each Shareholder of the Trust shall have the right at such times as may be permitted by the Trust to require the Trust to redeem all or any part of his Shares at a redemption price equal to the Net Asset Value per Share of the Trust next determined in accordance with Section 4 of Article V hereof after the Shares are properly tendered for redemption, subject to any contingent deferred sales charge in effect at the time of redemption. Payment of the redemption price shall be in cash, provided that if the Trustees determine, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Trust may, subject to the requirements of the 1940 Act, make payment wholly or partly in securities or other assets used in the determination of the Net Asset Value per Share of the Trust.

Section 3. Redemption by Trust. Each Share of the Trust or a Series is subject to redemption by the Trust at the redemption price which would be applicable if such Share was then being redeemed by the Shareholder pursuant to Section 2 of Article V hereof: (i) if the Trustees determine in their sole discretion and by majority vote that failure to so redeem may have materially adverse consequences to the Trust or a Series or to the Shareholders of the Trust or any Series, or (ii) if a Shareholder of the Trust or a Series fails to maintain such a minimum amount in his account as the Trustees set forth in the then current Prospectus of the Trust or a Series. Upon such redemption, the Shareholders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

Section 4. Net Asset Value. The Net Asset Value per Share of the Trust or any Series shall be (i) in the case of the Trust or a Series whose Shares are not divided into Classes, the quotient obtained by dividing the value of the net assets of the Trust or that Series (being the value of the assets belonging to the Trust or that Series less the liabilities belonging to the Trust or that Series) by the total number of Shares outstanding of the Trust or that Series, and (ii) in the case of a Class of a Series whose Shares are divided into Classes, the quotient obtained by dividing the value of the net assets of that Series allocable to such Class (being the value of the assets belonging to that Series allocable to such Class less the liabilities belonging to such Class) by the total number of Shares outstanding of such Class, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time.

The Trustees may delegate the power and duty to determine Net Asset Value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose. The Net Asset Value shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of regular trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading.

The Trustees may determine to maintain the Net Asset Value per Share of any Series at a designated constant dollar amount and in connection therewith may adopt procedures consistent with the 1940 Act for continuing declarations of income attributable to that Series as dividends payable in additional Shares of that Series at the designated constant dollar amount and for the handling of any losses attributable to that Series.

Section 5. Suspension of the Right of Redemption. The Trustees may declare a suspension of the right of redemption or postpone the date of payment as permitted under the 1940 Act. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the termination of the suspension. In the event that any Series is divided into Classes, these provisions, to the extent applicable as determined in the discretion of the Trustees and consistent with applicable laws, may be equally applied to each such Class.

Section 6. Distributions.

(a) The Trustees may from time to time declare and pay dividends or other distributions with respect to any Series, or Class thereof. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust property shall be wholly in the discretion of the Trustees.

(b) Dividends and other distributions may be paid or made to the Shareholders of any Series or Class at the time of declaring a dividend or other distribution or among the Shareholders of record at such other time as the Trustees shall determine, from the Trust Property belonging to that Series as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and other distributions on Shares of a particular Series shall be distributed pro rata to the Shareholders of that Series in proportion to the number of Shares of that Series they hold on the record date established for such payment, except that such dividends and distributions shall reflect expenses allocated to such Series. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

(c) Anything in this Declaration of Trust to the contrary notwithstanding, the Trustees may at any time declare and distribute a stock dividend pro rata among the Shareholders of a particular Series, or Class thereof, as of the record date of that Series fixed as provided in this Section (b) hereof.

ARTICLE VI

SHAREHOLDERS' VOTING POWERS AND MEETINGS

Section 1. Meetings of Shareholders. Meetings of the Shareholders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Shareholders holding, in the aggregate, not less than 10% of the Shares, and such Shareholders shall specify the purpose or purposes for which such meeting is to be called and prepay to the Trust the costs of preparing and mailing the notice of the meeting. The business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice. Any such meeting shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate. Shareholders of one-third of the Shares in the Trust, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act or other applicable laws or by this Declaration or the By-Laws of the Trust. If a quorum is present at a meeting, an affirmative vote by the Shareholders present, in person or by proxy, holding more than 50% of the total Shares of the Shareholders present, either in person or by proxy, at such meeting constitutes the action of the Shareholders, unless the 1940 Act, other applicable laws, this Declaration or the By-Laws of the Trust requires a greater number of affirmative votes.

Section 2. Notice of Meetings. Written or printed notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees either by presenting it personally to a Shareholder, leaving it at his residence or usual place of business, or by sending it via United States mail or by electronic transmission to a Shareholder, at his registered address, at least 10 business days and not more than 90 business days before the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Shareholder at his address as it is registered with the Trust, with postage thereon prepaid. Any adjourned meeting may be held as adjourned without further notice.

Section 3. Record Date for Meetings. For the purpose of determining the Shareholders who are entitled to notice of any meeting and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time fix a date, not more than 90 calendar days prior to the date of any meeting of the Shareholders or payment of distributions or other action, as the case may be, as a record date for the determination of the persons to be treated as Shareholders of record for such purposes. If the Trustees shall divide the Trust Property into two or more Series in accordance with Section 6 of Article III herein, nothing in this Section 3 shall be construed as precluding the Trustees from setting different record dates for different Series.

Section 4. Proxies, etc. At any meeting of Shareholders, any Shareholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken.

(a) Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each Shareholder shall be entitled to a vote proportionate to his Shares in the Trust.

(b) When Shares are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Shares, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Shares.

(c) A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the Shareholder is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person regarding the charge or management of his Shares, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

Section 5. Reports. The Trustees shall cause to be prepared, at least annually, a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. The Trustees shall, in addition, furnish to the Shareholders at least semi-annually interim reports containing an unaudited balance sheet as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current Fiscal Year to the end of such period.

Section 6. Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Section 3 of Article II hereof, (ii) for the removal of Trustees as provided in Section 4 of Article II hereof, and (iii) with respect to such additional matters relating to the Trust as may be required by law, by this Trust Declaration, or as the Trustees may consider desirable. On any matter submitted to a vote of the Shareholders, all Shares shall be voted separately by individual Series, except (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series; and (ii) when the Trustees have determined that the matter affects the interests of more than one Series, then the Shareholders of all such Series shall be entitled to vote thereon. The Trustees may also determine that a matter affects only the interests of one or more Classes of a Series, in which case any such matter shall be voted on by such Class or Classes. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the By-Laws. A proxy may be given in writing, by telefax, or in any other manner provided for in the By-Laws. Anything in this Trust Declaration to the contrary notwithstanding, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of one or more Series or the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only in person or by written proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust or any of the By-Laws of the Trust to be taken by Shareholders.

Section 7. Shareholder Action by Written Consent. Any action which may be taken by Shareholders may be taken without notice and without a meeting if Shareholders holding more than 50% of the total Shares entitled to vote (or such larger proportion thereof as shall be required by any express provision of this Declaration) shall consent to the action in writing and the written consents shall be filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as votes taken at a meeting of Shareholders.

Section 8. Shareholder Communications. Whenever ten or more Shareholders, who have been such for at least six months preceding the date of application and who hold in the aggregate at least 1% of the total Shares, shall apply to the Trustees in writing, stating that they wish to communicate with other Shareholders with a view and to obtain signatures to a request for a meeting of Shareholders, the Trustees shall within five business days after receipt of such application either (1) afford to such applicants access to a list of the names and addresses of all Shareholders as recorded on the books of the Trust; or (2) inform such applicants as to the approximate number of Shareholders and the approximate cost of transmitting to them the proposed communication and request.

If the Trustees elect to follow the course specified in clause (2) above,

the Trustees, upon the written request of such applicants accompanied by a tender of the material to be transmitted and of the reasonable expenses of transmission, shall, with reasonable promptness, transmit, by United States mail or by electronic transmission, such material to all Shareholders at their addresses as recorded on the books, unless within five business days after such tender the Trustees shall transmit, by United States mail or by electronic transmission, to such applicants and file with the Commission, together with a copy of the material to be transmitted, a written statement signed by at least a majority of the Trustees to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable laws, and specifying the basis of such opinion. The Trustees shall thereafter comply with any order entered by the Commission and the requirements of the 1940 Act and the Securities Exchange Act of 1934.

ARTICLE VII

LIMITATIONS OF LIABILITY

 Section 1. No Personal Liability of Trustees, Officers, Employees, and Agents. All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or such particular Series for payment under such contract or claim. No Trustee, officer, employee or agent of the Trust when acting in such capacity shall be subject to any personal liability whatsoever, in his individual capacity, to any Person, in connection with Trust Property or the affairs of the Trust, and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature against a Trustee, officer, employee or agent of the Trust arising in connection with the affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust or Shareholders, or to any other Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Section 2. Indemnification of Trustees, Officers, Employees, and Agents. The Trust shall indemnify each of its Trustees, officers, employees, and agents (including Persons who serve at its request as directors, officers or trustees of another organization in which it has an interest, as a shareholder, creditor or otherwise) against all liabilities and expenses reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties. However, as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled, provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 1 of Article VII hereof or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under Section 2 of Article VII hereof, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

Section 3. Indemnification of Shareholders. The Trust shall indemnify and hold each Shareholder harmless from and against any claim or liability to which such Shareholder may become subject solely by reason of his being or having been a Shareholder and not because of such Shareholders acts or omissions or for some other reason, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability (upon proper and timely request by the Shareholder), provided that no Shareholder shall be entitled to indemnification by any Series unless such Shareholder is a Shareholder of such Series. The rights accruing to a Shareholder under this Section 3 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

Section 4. No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of his duties hereunder.

Section 5. No Duty of Investigation. No purchaser, lender, or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate or other interest or undertaking of the Trust, and every other act or thing whatsoever executed in connection with the Trust, shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees, officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate or other interest or undertaking of the Trust made by the Trustees or by any officer, employee or agent of the Trust, in his capacity as such, shall contain an appropriate recital to the effect that the Trustee, officer, employee and agent of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property or the private property of the Shareholders for the satisfaction of any obligation or claim thereunder, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, Trustees, Shareholders, officers, employees and agents in such amount as the Trustees shall deem advisable.

Section 6. Reliance on Experts, etc. Each Trustee, officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any investment adviser, administrator, accountant, appraiser or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

ARTICLE VIII

TERMINATION, AMENDMENT AND REORGANIZATION

Section 1. Termination of Trust. The Trust created hereby shall continue perpetually. But the Trust may be terminated (i) by the affirmative vote of the Shareholders of not less than two-thirds of the Shares in the Trust at any meeting of the Shareholders, or (ii) by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the Shareholders of not less than two-thirds of such Shares, or (iii) by the Trustees by written notice to the Shareholders.

Upon any such termination, (i) The Trust shall carry on no business except for the purpose of winding up its affairs; (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business, provided that any sale, conveyance, assignment, exchange, or other disposition of all or substantially all of the Trust Property shall require approval of the principal terms of the transaction and the nature and amount of the consideration by the Shareholders by a Majority Shareholder Vote; (iii) After paying or adequately providing for the payment of all liabilities and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each,

among the Shareholders according to their respective Shares.

Upon termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and file a certificate of cancellation in accordance with Section 3810 of the DBTA. Upon termination of the Trust, the Trustees shall thereon be discharged from all further liabilities and duties hereunder, and the rights and Shares of all Shareholders shall thereupon cease.

Section 2. Amendment Procedure.

(a) All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation of the right of the Trustees to amend this Declaration of Trust as herein provided, except as set forth herein to the contrary. Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time, so long as such amendment is not in contravention of applicable laws, including the 1940 Act, by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees). Any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and a certificate (which may be a part of such instrument) executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted.

(b) A certification signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

(c) Notwithstanding any other provision hereof, until such time as

Shares are first sold, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

Section 3. Merger, Consolidation and Sale of Assets. The Trust, or any Series thereof, may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its property, including its good will, upon such terms and conditions and for such consideration when and as authorized by no less than a majority of the Trustees and by a Majority Shareholder Vote of the Trust or such Series, as the case may be, or by an instrument or instruments in writing without a meeting, consented to by the Shareholders of not less than 50% of the total Shares of the Trust or such Series, as the case may be, and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the State of Delaware. In accordance with Section 3815(f) of the DBTA, an agreement of merger or consolidation may effect any amendment to the Declaration or By-Laws or effect the adoption of a new declaration of trust or by-laws of the trust if the Trust is the surviving or resulting business trust. A certificate of merger or consolidation of the Trust shall be signed by a majority of the Trustees.

Section 4. Incorporation. Upon a Majority Shareholder Vote, the Trustees may organize a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, association or organization in exchange for the equity interests thereof or otherwise, and to lend money to, subscribe for the equity interests of, and enter into any contracts with any such corporation, trust, partnership, association or organization. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law. Nothing contained herein shall be construed as requiring approval of the Shareholders for the Trustees to organize one or more corporations, trusts, partnerships, associations or other organizations and to sell, convey or transfer a portion of the Trust Property to such organizations or entities.

ARTICLE IX

MISCELLANEOUS

Section 1. Certificate of Designation; Agent for Service of Process.

The Trust shall file, in the office of the Secretary of State of Delaware, a certificate of trust. In the event that the Trust does not have at least one Trustee qualified under Section 3807(a) of the DBTA, then the Trust shall designate a registered agent in Delaware for service of process on the Trust. The failure to file any such certificate, to designate a registered agent for service of process, or to include such other information shall not affect the validity of the establishment of the Trust, the Declaration, the By-Laws or any action taken by the Trustees, the Trust officers or any other Person with respect to the Trust.

Section 2. Governing Law. The rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to DBTA and the laws of the State of Delaware (unless and to the extent otherwise provided for and/or preempted by the 1940 Act or other applicable federal securities laws).

Section 3. Declaration of Trust. The original or a copy of this Declaration of Trust and each amendment hereto or Declaration of Trust supplemental shall be kept at the office of the Trust. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Declaration of Trust or any such amendments or supplements and as to any matters in connection with the Trust. This Declaration of Trust may be executed in any number of counterparts, each of which shall be deemed an original.

Section 4. Derivative Actions.  In addition to the requirements set forth in Section 3816 of the DBTA, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met: (a) Shareholders eligible to bring such derivative action under the DBTA who hold at least 10% of the Outstanding Shares of the Trust, or 10% of the Outstanding Shares of the Series or Class to which such action relates, shall join in the request for the Trustees to commence such action; and (b) the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require the Shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.

Section 5. Provisions in Conflict with Law or Regulations.

(a) The provisions of this Declaration are severable, and if the

Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the DBTA, or with other applicable laws and regulations, the conflicting provisions shall be deemed never to have constituted a part of this Declaration, provided that such determination shall not affect any of the remaining provisions of this

Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this

Declaration in any jurisdiction.

Section 6. Trust Only. It is the intention of the Trustees to create only a business trust under DBTA. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a Delaware business trust except to the extent such trust is deemed to constitute a corporation under the Code and applicable state tax laws. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 7. Withholdings. Should any Shareholder be subject to withholding pursuant to the Code or any other provision of law, the Trust shall withhold all amounts otherwise distributable to such Shareholder as shall be required by law and any amounts so withheld shall be deemed to have been distributed to such Shareholder under this Declaration of Trust. If any sums are withheld pursuant to this provision, the Trust shall remit the sums so withheld to and file the required forms with the Internal Revenue Service, or other applicable government agency.

Section 8. Fiscal Year. The fiscal year of the Trust shall end on a specified date as set forth in the By-Laws. The Trustees may change the fiscal year of the Trust without Shareholder approval.

Section 9. Inspection of Records. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders, and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees.

IN WITNESS WHEREOF the undersigned has caused this Declaration of Trust to be executed as of the Twenty Sixth day of June, 2006.

/S/ James J. Wang

James J. Wang, as Trustee and not individually

P.O. Box 131104

Carlsbad, CA 92013-1104

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